SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the County of Baltimore, State of Maryland, on May 11, 1999.

HealthandBeautyDirect.com, Inc.

	By Brian M. Fraidin,
Chief Executive Officer  &
Director


	Each person whose signature appears below appoints Brian M. Fraidin his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 of HealthandBeautyDirect.com, Inc., and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

	In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	Signature	Title	Date



			Chairman of the Board	May 11, 1999
Brian M. Fraidin		of Directors


			Principal Executive Officer	May 11, 1999
Brian M. Fraidin		and Director


			Principal Financial Officer 	May 11, 1999
Brian M. Fraidin


			Principal Accounting Officer 	May 11, 1999
Vipul Munjal


			Director	May 11, 1999
Linda Seidel


			Director	May 11, 1999
Steven Zwagil


			Director	May 11, 1999
Steven Blaustein